EXHIBIT 99

FOR IMMEDIATE RELEASE

                                 Investor and Media Contact:    Robert L. Saxton
                                                                Alliance Gaming
                                                                (702) 270-7600

 ALLIANCE GAMING REPORTS FIRST QUARTER EPS OF $0.20 FROM CONTINUING OPERATIONS,
  OR $0.05 AFTER REFINANCING CHARGE; BALLY GAMING AND SYSTEMS OPERATING INCOME
                    INCREASES 41% ON 39% INCREASE IN REVENUES

LAS VEGAS, NEV., OCT. 15, 2003 - Alliance Gaming Corporation (NYSE: AGI) today announced earnings for its first fiscal quarter ending September 30, 2003. First quarter income from continuing operations totaled $0.05 per diluted share, or $0.20 per diluted share excluding a $0.15 per share charge resulting from the Company's bank refinancing and early retirement of its subordinated notes. Excluding the refinancing charge, earnings increased 54% compared to the $0.13 per diluted share for the prior year quarter.

Consolidated results for the September 2003 quarter include:

     - Revenues from continuing operations of $106.6 million, an increase of 31% from the $81.3 million in the prior year quarter, led by a 39% increase in revenues at the Bally Gaming and Systems business unit.

     - Operating income from continuing operations of $23.1 million, an increase of 33% from the $17.4 million in the prior year quarter.

     - EBITDA from continuing operations of $29.4 million, an increase of 34% from the $21.9 million in the prior year quarter, led by a 42% increase at Bally Gaming and Systems.

     - Total net income including discontinued operations and the refinancing charge of $0.12 per diluted share, or $0.20 per diluted share on a continuing basis excluding the refinancing charge, an increase of 54%.

Earnings before interest, taxes, depreciation, amortization and refinancing charge (EBITDA) and EPS excluding the refinancing charge are not Generally Accepted Accounting Principles (GAAP) measurements. EBITDA may not be comparable to similarly titled measures reported by other companies. A reconciliation of EBITDA to income from continuing operations and a reconciliation of EPS excluding the refinancing charge to GAAP EPS are attached to this press release.

Cash and Capital Expenditures:

     - As of September 30, 2003, cash and cash equivalents for our continuing operations totaled $44.6 million, which included approximately $3.7 million held for operational purposes in vaults, cages and change banks and $13.4 million held in jackpot reserve accounts. These amounts exclude cash and cash equivalents of the discontinued operations, which are now included in assets held for sale.

     - For the quarter ended September 30, 2003, consolidated capital expenditures for our continuing operations, including costs to produce proprietary games, totaled $7.3 million compared to $7.5 million for the prior year quarter. The current period capital expenditures were driven by the continued deployment of wide-area progressive and daily-fee games. We also incurred $2.2 million for capital expenditures for our discontinued operations.

Other financial highlights:

     - Consolidated net interest expense for the current quarter totaled $5.7 million compared to $6.6 million in the prior year period. As we have previously reported, on September 5, 2003 we completed a refinancing transaction whereby we entered into a new senior bank facility consisting of a $275 million term loan with an initial interest rate of LIBOR plus 2.75% (currently 3.96%) and a $125 million revolving credit facility with an initial interest rate of LIBOR plus 2.50% (currently 3.71%) of which we have borrowed $70.0 million, and redemption of our $150 million 10% Subordinated Notes and our existing bank term loan of approximately $187 million.

     - We recorded a $12.3 million refinancing charge in the current quarter consisting primarily of a $5.0 million prepayment penalty for the redemption of our Subordinated Notes, a non-cash charge of $7.0 million to write off the deferred financing costs, and $0.3 million of fees and expenses. We recorded a tax benefit from these charges totaling approximately $4.8 million.

The Company will hold its conference call on Wednesday, October 15th at 10 a.m. PDT (1 p.m. EDT). Participants may access the call by dialing (719) 457-2644. The Company will also broadcast the conference call over the Internet. Interested parties are asked to log on to the call at www.alliancegaming.com using the Investor Relations tab 10 minutes prior to the start of the call.

                                     ******

SUPPLEMENTAL BUSINESS UNIT DETAIL FOR CONTINUING OPERATIONS

BALLY GAMING AND SYSTEMS QUARTERLY REVENUES INCREASE 39%, OPERATING INCOME INCREASES 41%

The following chart summarizes the financial information for the Bally Gaming and Systems business unit (Dollars in millions):

                                               Three Months Ended
                                                  September 30,
                                             2003             2002
                                             ----             ----
Revenues
      Game sales                           $  42.8           $ 33.8
      System sales                            30.0             15.3
      Gaming operations                       15.7             14.4
                                           -------           ------
         Total revenues                    $  88.5           $ 63.5

Gross Margin %                                  62%              59%

Operating Income                           $  21.4           $ 15.1

EBITDA                                     $  26.2           $ 18.4

EBITDA Margin                                   30%              29%

New gaming devices sold                      5,200            4,000
Game monitoring units sold                  11,360            6,100
End of period installed base of
     WAP and daily-fee games                 4,790            3,780
Average installed base of WAP
    and daily-fee games                      4,670            3,695

Bally Gaming and Systems business unit reported a 39% increase in revenues over the prior year's quarter. Revenues from sales of gaming devices increased 27% over the prior year's quarter primarily as a result of a 30% increase in the number of units sold and a 6% increase in the average new-unit selling price (excluding 1,860 OEM games), to $8,400. The increase in the average selling price includes the positive impact from the sale of 81 Monte Carlo premium-priced units as well as other premium-priced branded products.

Bally Systems revenues increased 96% over the prior year quarter driven by a 85% increase in game monitoring units shipped, a 36% increase in the average selling price per unit, and increased sales of software licenses for the industry's leading single-wire TITO solution, eTICKET(TM) as well as its bonusing and promotions software. Bally Systems recurring hardware and software revenues increased to $4.9 million, resulting from the larger base of installed systems.

Gaming Operations revenues increased 9% compared to the prior year's quarter driven by a 27% increase in the average installed base of wide-area progressive
(WAP) and daily-fee games deployed, which now total 1,980 and 2,810, respectively. During the quarter we deployed an additional 1,130 WAP and daily-fee games, and had returns totaling 740 games, resulting in a net increase in the installed base of 390 games on a sequential basis as of September 30, 2003 compared to June 30, 2003. The current quarter placements included the continued roll out of the "Cash for Life" WAP game which went live in July in Atlantic City, and continued placement of daily fee games such as Playboy and the recently introduced Saturday Night Live series.

CASINO OPERATIONS REVENUES INCREASE 2%, OPERATING INCOME INCREASES 3%

The following chart summarizes combined financial information for the Rainbow Casino in Vicksburg, Mississippi, and the Rail City Casino in Sparks, Nevada (Dollars in millions):

                                               Three Months Ended
                                                 September 30,
                                             2003             2002
                                             ----             ----
Revenues
      Rainbow Casino                        $ 12.8           $ 12.7
      Rail City Casino                         5.3              5.1
                                            ------           ------
        Total revenues                      $ 18.1           $ 17.8

Operating Income
      Rainbow Casino                        $  4.0           $  3.9
      Rail City Casino                         1.1              1.1
                                            ------           ------
       Total operating income               $  5.1           $  5.0

EBITDA
      Rainbow Casino                        $  4.7           $  4.4
      Rail City Casino                         1.5              1.4
                                            ------           ------
       Total EBITDA                         $  6.2           $  5.8

EBITDA Margin
      Rainbow Casino                            37%              35%
      Rail City Casino                          27%              26%

Average Number of Gaming Devices
      Rainbow Casino                           905              980
      Rail City Casino                         570              540
                                            ------            -----
         Total Gaming Devices                1,475            1,520
Avg. Number of Table Games                      19               24

For the quarter, the combined casino operations business unit reported a 2% increase in revenues and a 7% increase in EBITDA. Rail City reported a 5% increase in revenues driven by a 5% increase in the average number of games and a slight increase in slot win.

Rainbow Casino reported a 1% increase in revenue compared to the prior year quarter, and represents the third consecutive quarter of revenue growth. Rainbow's EBITDA increased 7% to $4.7 million compared to the prior year quarter.

DISCONTINUED OPERATIONS

The following information is provided for the Company's Nevada Route and Louisiana Route operations, which are classified as discontinued operations (Dollars in millions):

                                              Three Months Ended
                                                 September 30,
                                             2003             2002
                                             ----             ----
Revenues
      Nevada                                $ 50.3           $ 51.1
      Louisiana                                3.7              3.7
                                            ------           ------
        Total revenues                      $ 54.0           $ 54.8

Operating Income (a)
      Nevada                                $  5.2           $  2.2
      Louisiana                                0.5              0.5
                                            ------           ------
        Total operating income              $  5.7           $  2.7

EBITDA
      Nevada                                $  5.2           $  5.5
      Louisiana                                0.5              0.5
                                            ------           ------
        Total EBITDA                        $  5.7           $  6.0

Average Number of Gaming Devices
     Nevada                                  7,840            8,340
     Louisiana                                 715              710
                                            ------           ------
        Total Gaming Devices                 8,555            9,050

For the Nevada route operations, revenue decreased 2% and EBITDA decreased 6% compared to prior year quarter. The average number of games deployed decreased 6% over the prior year quarter and the average net win per day per gaming machine increased to $68.55 from $66.60.

The decrease in revenues at VSI is due to a decrease in net win per day per gaming machine to $46.85 from $56.65 and the number of units deployed remained constant compared to the prior year quarter.

(a) The results of the Nevada Route and Louisiana Route operations for the quarter ended September 30, 2002 reflect depreciation and amortization expense. In accordance with generally accepted accounting principles, depreciation and amortization for these discontinued operations ceased as of July 1, 2003 as a result of their designation as assets held for sale. Had depreciation and amortization expense been recorded for the current period, operating income for the discontinued operations would have decreased by $3.8 million.

                                    * * * * *

The disclosures herein include statements that are "forward looking" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, and are subject to the safe harbor created thereby. Such forward looking information involves important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward looking statements made by or on behalf of the Company. Future operating results may be adversely affected as a result of a number of factors enumerated in the Company's public reports and prospectuses such as the impact of competition, uncertainties concerning such matters as the Company's ability to service debt, product development, customer financing, sales to non-traditional gaming markets, foreign operations, dependence on key personnel, strict regulation by gaming authorities, gaming taxes and value added taxes, and other risk factors listed from time to time in the Company's SEC reports, including but not limited to the most recent reports on Form 10-K and 10-Q.

Alliance Gaming Corporation is a diversified gaming company headquartered in Las Vegas, Nevada. The Company is engaged in the design, manufacture, operation and distribution of advanced gaming devices and systems worldwide and is currently the nation's largest gaming machine route operator and operates two casinos. Additional information about the Company can be found on the Alliance Gaming web site at: www.alliancegaming.com.

The accompanying Unaudited condensed financial statements include comparative information for the quarter ended September 30, 2002, which have been reclassified to conform to the current presentation which includes the results of Bally Wulff, the Nevada Route and Louisiana Route operations as discontinued operations.

                                 (Tables Follow)

                           ALLIANCE GAMING CORPORATION
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In 000's, except per share amounts)

                                                                    Three Months Ended September 30,
                                                                      2003                    2002
                                                                      ----                    ----
Revenues:
   Gaming equipment and systems                                     $ 88,468                $ 63,539
   Casino operations                                                  18,136                  17,790
                                                                    --------                --------
                                                                     106,604                  81,329
                                                                    --------                --------
Costs and expenses:
   Cost of gaming equipment and systems                               33,237                  26,258
   Cost of casino operations                                           7,976                   8,188
   Selling, general and administrative                                30,015                  20,987
   Research and development costs                                      5,963                   3,975
   Depreciation and amortization                                       6,348                   4,550
                                                                    --------                --------
                                                                      83,539                  63,958
                                                                    --------                --------
Operating income                                                      23,065                  17,371

Other income (expense):
   Interest income                                                        43                      48
   Interest expense                                                   (5,729)                 (6,641)
   Minority interest                                                    (486)                   (445)
   Refinancing charge                                                (12,293)                     --
   Other, net                                                           (351)                    101
                                                                    --------                --------

Income from continuing operations before income taxes                  4,249                  10,434
Income tax expense                                                    (1,663)                 (4,195)
                                                                    --------                --------
   Income from continuing operations                                   2,586                   6,239
                                                                    --------                --------
Discontinued operations:
   Loss from discontinued operations of wall machines and
          amusement games unit, net                                       --                  (1,620)
   Income from discontinued operations of Nevada Route, net            3,132                   1,364
   Income from discontinued operations of Louisiana Route, net           310                     275
                                                                    --------                --------
Income from discontinued operations                                    3,442                      19
                                                                    --------                --------
   Net income                                                       $  6,028                $  6,258
                                                                    ========                ========

Diluted earnings per share
   Continuing operations                                            $   0.05                $   0.13
   Discontinued operations                                              0.07                    0.00
                                                                    --------                --------
Total                                                               $   0.12                $   0.13
                                                                    ========                ========

Weighted average common and common
    share equivalents outstanding                                     50,687                  49,821

                           ALLIANCE GAMING CORPORATION

                        SUMMARY UNAUDITED BALANCE SHEETS
                                   (In 000's)

                                                                    Sept. 30,               June 30,
                                                                      2003                    2003
                                                                      ----                    ----
                              ASSETS
Current assets:
   Cash and cash equivalents                                        $ 44,588                $ 40,158
   Accounts and short-term notes receivable, net                     102,274                  98,408
   Inventories, net                                                   38,231                  32,172
   Deferred tax assets, net                                           44,821                  44,821
   Other current assets                                                8,978                   8,516
                                                                    --------                --------
      Total current assets                                           238,892                 224,075
                                                                    --------                --------
Short-term investments (restricted)                                    2,585                     864
Long-term notes receivable, net                                       15,159                  14,865
Leased equipment, net                                                 26,282                  25,792
Property, plant and equipment, net                                    67,470                  66,530
Goodwill, net                                                         64,540                  64,794
Intangible assets, net                                                25,631                  26,890
Assets of discontinued operations held for sale                       86,353                 100,775
Deferred tax assets, net                                                  --                      --
Other assets, net                                                      6,228                     580
                                                                    --------                --------
            Total assets                                            $533,140                $525,165
                                                                    ========                ========

               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                 $ 25,502                $ 22,912
   Accrued liabilities                                                20,389                  30,913
   Jackpot liabilities                                                11,320                  10,604
   Current maturities of long-term debt                                2,288                   3,537
   Liabilities of discontinued operations held for sale               12,060                  13,494
                                                                    --------                --------
        Total current liabilities                                     71,559                  81,460
                                                                    --------                --------
Long-term debt, net                                                  350,054                 341,678
Deferred tax liabilities                                               6,957                   5,680
Other liabilities                                                      5,048                   3,387
                                                                    --------                --------
            Total liabilities                                        433,618                 432,205
                                                                    --------                --------

Minority interest                                                      1,157                   1,330

Total stockholders' equity                                            98,365                  91,630
                                                                    --------                --------
            Total liabilities and stockholders' equity              $533,140                $525,165
                                                                    ========                ========

                           ALLIANCE GAMING CORPORATION

                   SUMMARY UNAUDITED STATEMENTS OF CASH FLOWS

                                   (In 000's)

                                                                    Three Months Ended September 30,
                                                                      2003                    2002
                                                                      ----                    ----
Cash flows from operating activities of continuing operations:
    Net income                                                      $  6,028                $  6,258
    Adjustments to reconcile net income to net
      cash provided by operating activities of
      continuing operations:
         Income from discontinued operations                          (3,442)                    (19)
         Depreciation and amortization                                 6,348                   4,550
         Deferred income taxes                                         1,277                   3,802
         Provision for losses on receivables                             938                    (278)
         Loss on redemption of debt                                   12,293                       -
         Other                                                        (1,577)                    (47)
    Net change in operating assets and liabilities:
         Accounts and notes receivable                                (5,621)                   (381)
         Inventories                                                  (5,313)                 (2,842)
         Other current assets                                           (467)                  1,599
         Accounts payable                                              2,590                   1,403
         Accrued liabilities                                          (8,167)                 (6,737)
                                                                    --------                --------
            Net cash provided by operating activities of
                  continuing operations                                4,887                   7,308
    Net cash provided by used in investing activities of
          continuing operations                                        2,763                  (8,987)
    Net cash used in financing activities
          of continuing operations                                    (3,129)                   (418)

Cash (used in) provided by discontinued operations                       (70)                  5,887

Effect of exchange rates changes on cash                                 (21)                      2
                                                                    --------                --------

Cash and cash equivalents:
        Increase for the period                                        4,430                   3,792
        Balance, beginning of period                                  40,158                  33,240
                                                                    --------                --------
        Balance, end of period                                      $ 44,588                $ 37,032
                                                                    ========                ========

                           ALLIANCE GAMING CORPORATION
                         OTHER SUPPLEMENTAL INFORMATION

RECONCILIATION TO GAAP EPS

The following table reconciles EPS excluding the refinancing charge to GAAP EPS from continuing operations:

                                                                    Three Months Ended September 30,
                                                                      2003                    2002
                                                                      ----                    ----
Diluted earnings per share from continuing operations,
         as reported                                                $   0.05                $   0.13
   Refinance charge, net of tax                                         0.15                      --
                                                                    --------                --------
Diluted earnings per share from continuing operations,
         before refinance charge                                    $   0.20                $   0.13
                                                                    ========                ========

RECONCILIATION OF EBITDA TO INCOME FROM CONTINUING OPERATIONS

The following table reconciles earnings before interest, taxes, depreciation and amortization before refinancing charge (EBITDA) for the Company's income from continuing operations (in 000s):

                                                                           Three Months Ended
                                                                             September 30,
                                                                             -------------
                                                                      2003                    2002
                                                                      ----                    ----
Net income from continuing
       operations                                                   $  2,586                $  6,239
Income taxes                                                           1,663                   4,195
Other expense, net                                                       837                     344
Interest expense, net                                                  5,686                   6,593
Refinancing charge                                                    12,293                      --
                                                                    --------                --------
Operating income                                                      23,065                  17,371
Depreciation and amortization                                          6,348                   4,550
                                                                    --------                --------
    EBITDA from continuing
       Operations                                                   $ 29,413                $ 21,921
                                                                    ========                ========

The following tables reconcile operating income by business segment to EBITDA:

For the quarter ended September 30, 2003 (from continuing operations) (in 000s):

                                     Operating   Depreciation
                                      Income         and
                                      (Loss)     Amortization      EBITDA
                                      ------     ------------      ------
Bally Gaming and Systems             $ 21,358      $ 4,828        $ 26,186
Casino Operations                       5,146        1,014           6,160
Corporate expenses                     (3,439)         506          (2,933)
                                     --------      -------        --------
                                     $ 23,065      $ 6,348        $ 29,413
                                     ========      =======        ========

For the quarter ended September 30, 2002 (from continuing operations) (in 000s):

                                     Operating   Depreciation
                                      Income         and
                                      (Loss)     Amortization      EBITDA
                                      ------     ------------      ------
Bally Gaming and Systems             $ 15,135      $ 3,264        $ 18,399
Casino Operations                       5,015          742           5,757
Corporate expenses                     (2,779)         544          (2,235)
                                     --------      -------        --------
                                     $ 17,371      $ 4,550        $ 21,921
                                     ========      =======        ========

RECONCILIATION OF EBITDA TO INCOME FROM DISCONTINUED OPERATIONS

                                                      Three Months Ended
                                                        September 30,
                                                        ------------
                                                    2003              2002
                                                    ----              ----
Net income from discontinued
       operations                                 $ 3,442            $    19
Income taxes                                        1,890                897
Other expense, net                                     40                172
Interest expense, net                                 295               (238)
                                                  -------            -------
Operating income                                    5,667                850
Depreciation and amortization                           -              3,449
                                                  -------            -------
    EBITDA from discontinued
       Operations                                 $ 5,667            $ 4,299
                                                  =======            =======

For the quarter ended September 30, 2003 (from discontinued operations) (in
000s):

                                                                Depreciation
                                                  Operating         and
                                                   Income       Amortization     EBITDA
                                                   ------       ------------     ------
Route Operations                                  $   5,667        $    -        $5,667
                                                  =========        ======        ======

For the quarter ended September 30, 2002 (from discontinued operations) (in
000s):

                                                  Operating     Depreciation
                                                    Income          and
                                                    (Loss)      Amortization     EBITDA
                                                  ---------     ------------     ------
Route Operations                                  $   2,665       $ 3,310        $ 5,975
Wall Machines and
            Amusement Games                          (1,815)          139         (1,676)
                                                  ---------       -------        -------
                                                  $     850       $ 3,449        $ 4,299
                                                  =========       =======        =======

We believe that the analysis of EBITDA is a useful adjunct to operating income, net income, cash flows and other GAAP-based measures. However, EBITDA should not be construed as an alternative to net income (loss) or cash flows from operating, investing and financing activities determined in accordance with GAAP or as a measure of liquidity. EBITDA is a common measure of performance in the gaming industry but may not be comparable to similarly titled measures reported by other companies. We disclose EBITDA primarily because it is a performance measure used by management in evaluating the performance of our business units and is one of several performance measures used in our management incentive plan. Additionally, EBITDA is utilized as a performance measure in covenants for our bank credit agreement.